UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2008

Rapid Link, Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5408 N. 99 th Street
Omaha, Nebraska 68134
(Address of principle executive offices, including Zip Code)

Registrant's telephone number, including area code (402) 392-7561

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective October 10, 2008, the Board of Directors of Rapid Link, Incorporated (the “Company”), named Chris Canfield as its new Chief Executive Officer, and Michael McGuane as its new Chief Financial Officer.  Additionally Matt Liotta, former founder and Chief Executive of One Ring Networks, Inc., will join the Board of Directors.

Mr. Canfield has served as the President and Chief Financial Officer, Board member, and President of Rapid Link since 2006, and takes over for John Jenkins who will remain as Chairman of the Board.  Michael McGuane takes on the CFO role effective immediately, moving into the executive ranks from his current role as Vice President of Finance.  Currently serving as Rapid Link's Chief Technology Officer, Mr. Liotta has agreed to a Board position effective immediately.

A copy of the press release is attached hereto as Exhibit 99.1 and the information contained in the press release is incorporated in the Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated October 10, 2008 announcing departure of certain officers, election of directors, and appointment of certain officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID LINK, INCORPORATED

Date: October 15, 2008	/s/ Michael T. McGuane
Michael T. McGuane
Chief Financial Officer